EXHIBIT 99.1
Matthews International Corporation and Subsidiaries
Recast Segment Sales and Operating Results
Dollar amounts in thousands (Unaudited)

Matthews International Corporation (together with its subsidiaries, the “Company”) manages its businesses under three segments: SGK Brand Solutions, Memorialization and Industrial Technologies. Effective in the first quarter of fiscal 2022, the Company transferred its surfaces and engineered products businesses from the SGK Brand Solutions segment to the Industrial Technologies segment. This business segment change is consistent with internal management structure and reporting changes effective for fiscal 2022.

The Company's primary measure of segment profitability is adjusted earnings before interest, income taxes, depreciation and amortization ("adjusted EBITDA"). Adjusted EBITDA is defined by the Company as earnings before interest, income taxes, depreciation, amortization and certain non-cash and/or non-recurring items that do not contribute directly to management’s evaluation of its operating results. These items include stock-based compensation, the non-service portion of pension and postretirement expense, acquisition costs, ERP integration costs, and strategic initiatives and other charges. This presentation is consistent with how the Company's chief operating decision maker (the “CODM”) evaluates the results of operations and makes strategic decisions about the business. For these reasons, the Company believes that adjusted EBITDA represents the most relevant measure of segment profit and loss.

In addition, the CODM manages and evaluates the operating performance of the segments, as described above, on a pre-corporate cost allocation basis. Accordingly, for segment reporting purposes, the Company does not allocate corporate costs to its reportable segments. Corporate costs include management and administrative support to the Company, which consists of certain aspects of the Company’s executive management, legal, compliance, human resources, information technology (including operational support) and finance departments. These costs are included within "Corporate and Non-Operating" in the following table to reconcile to consolidated adjusted EBITDA and are not considered a separate reportable segment. Management does not allocate non-operating items such as investment income, other income (deductions), net and noncontrolling interest to the segments.

The following table sets forth sales and adjusted EBITDA for the Company's SGK Brand Solutions, Memorialization and Industrial Technologies segments for the years ended September 30, 2021 and 2020, and the corresponding quarterly periods, as if the segments had been reported under the new reportable segment structure.

	Fiscal 2021					Fiscal 2020
	Fiscal Quarters Ended				Fiscal Year Ended September 30, 2021	Fiscal Quarters Ended				Fiscal Year Ended September 30, 2020
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021		December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
Sales:
SGK Brand Solutions	$149,959	$146,415	$162,211	$158,934	$617,519	$156,638	$155,263	$147,430	$154,487	$613,818
Memorialization	183,274	205,457	184,337	195,948	769,016	154,405	161,819	162,118	177,693	656,035
Industrial Technologies	53,424	65,282	81,832	83,957	284,495	53,901	57,718	49,874	66,960	228,453
Consolidated Sales	$386,657	$417,154	$428,380	$438,839	$1,671,030	$364,944	$374,800	$359,422	$399,140	$1,498,306

Adjusted EBITDA:
SGK Brand Solutions	$21,833	$18,364	$27,025	$24,213	$91,435	$18,787	$23,153	$20,080	$28,322	$90,342
Memorialization	44,072	51,606	36,402	33,573	165,653	30,093	35,193	37,734	43,265	146,285
Industrial Technologies	2,996	8,277	12,173	11,443	34,889	4,212	5,336	5,445	8,062	23,055
Corporate and Non-Operating	(14,138)	(17,307)	(15,585)	(17,197)	(64,227)	(12,862)	(14,285)	(13,862)	(15,593)	(56,602)
Total Adjusted EBITDA(1)	$54,763	$60,940	$60,015	$52,032	$227,750	$40,230	$49,397	$49,397	$64,056	$203,080
(1) Total Adjusted EBITDA is a non-GAAP financial measure. See the "Non-GAAP Financial Measures" section below.

Matthews International Corporation and Subsidiaries
Adjusted EBITDA Non-GAAP Reconciliations
Dollar amounts in thousands (Unaudited)
NON-GAAP FINANCIAL MEASURES:

Included in this report are measures of financial performance that are not defined by GAAP. The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition costs, ERP integration costs, strategic initiative and other charges (which includes non-recurring charges related to operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company's core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provides investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures.

The Company believes that adjusted EBITDA provides relevant and useful information, which is used by the Company’s management in assessing the performance of its business. Adjusted EBITDA is defined by the Company as earnings before interest, income taxes, depreciation, amortization and certain non-cash and/or non-recurring items that do not contribute directly to management’s evaluation of its operating results. These items include stock-based compensation, the non-service portion of pension and postretirement expense, acquisition costs, ERP integration costs, and strategic initiatives and other charges. Adjusted EBITDA provides the Company with an understanding of earnings before the impact of investing and financing charges and income taxes, and the effects of certain acquisition and ERP integration costs, and items that do not reflect the ordinary earnings of the Company’s operations. This measure may be useful to an investor in evaluating operating performance. It is also useful as a financial measure for lenders and is used by the Company’s management to measure business performance. Adjusted EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of the Company's liquidity. The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Matthews International Corporation and Subsidiaries
Adjusted EBITDA Non-GAAP Reconciliations (Continued)
Dollar amounts in thousands (Unaudited)
The reconciliation of net income to adjusted EBITDA is as follows:

	Fiscal 2021					Fiscal 2020
	Fiscal Quarters Ended				Fiscal Year Ended September 30, 2021	Fiscal Quarters Ended				Fiscal Year Ended September 30, 2020
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021		December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
Net (loss) income	$(1,992)	$5,152	$3,366	$(3,668)	$2,858	$(10,306)	$(86,595)	$1,849	$7,400	$(87,652)
Income tax provision (benefit)	3,980	972	(2,325)	3,748	6,375	(5,397)	(11,066)	(6,209)	3,987	(18,685)
Income (loss) before income taxes	$1,988	$6,124	$1,041	$80	$9,233	$(15,703)	$(97,661)	$(4,360)	$11,387	$(106,337)
Net loss (income) attributable to noncontrolling interests	234	(163)	(11)	(8)	52	(160)	231	420	6	497
Interest expense	7,728	7,233	6,748	6,975	28,684	9,240	9,613	8,082	7,950	34,885
Depreciation and amortization	27,351	35,179	35,389	35,593	133,512	28,933	29,317	30,168	30,640	119,058
Acquisition related items (1)	342	(702)	398	503	541	1,479	742	355	864	3,440
ERP integration costs (2)	143	216	118	560	1,037	665	750	745	136	2,296
Strategic initiatives and other charges: (3)
Workforce reductions and related costs	7,026	1,792	1,826	—	10,644	2,262	1,387	776	4,807	9,232
Other cost-reduction initiatives	3,681	3,787	4,871	4,978	17,317	8,458	7,750	4,743	4,767	25,718
Legal matter reserve (4)	—	—	—	—	—	—	—	10,566	—	10,566
Non-recurring / incremental COVID-19 costs (5)	1,124	1,572	1,993	623	5,312	—	663	1,871	1,374	3,908
Goodwill write-downs (6)	—	—	—	—	—	—	90,408	—	—	90,408
Gain on sale of ownership interest in subsidiary (7)	—	—	—	—	—	—	—	(11,208)	—	(11,208)
Joint Venture depreciation, amortization, interest expense and other charges (8)	—	—	—	—	—	797	1,462	2,473	—	4,732
Stock-based compensation	3,246	4,001	5,713	2,621	15,581	2,031	2,508	2,539	1,018	8,096
Non-service pension and postretirement expense (9)	1,900	1,901	1,929	107	5,837	2,228	2,227	2,227	1,107	7,789
Total Adjusted EBITDA	$54,763	$60,940	$60,015	$52,032	$227,750	$40,230	$49,397	$49,397	$64,056	$203,080

(1) Includes certain non-recurring items associated with recent acquisition activities.
(2) Represents costs associated with global ERP system integration efforts.
(3) Includes certain non-recurring costs primarily associated with productivity and cost-reduction initiatives intended to result in improved operating performance, profitability and working capital levels.

(4) Represents a reserve established for a legal matter involving a letter of credit for a customer in Saudi Arabia within the Memorialization segment.
(5) Includes certain non-recurring direct incremental costs (such as costs for purchases of computer peripherals and devices to facilitate working-from-home, additional personal protective equipment and cleaning supplies and services, etc.) incurred in response to COVID-19. This amount does not include the impact of any lost sales or underutilization due to COVID-19.

(6) Represents goodwill write-downs within the SGK Brand Solutions and Industrial Technologies segments.
(7) Represents a gain on the sale of an ownership interest in a subsidiary within the Memorialization segment.
(8) Represents the Company's portion of depreciation, intangible amortization, interest expense, and other non-recurring charges incurred by non-consolidated subsidiaries accounted for as equity-method investments within the Memorialization segment.

(9) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, and curtailment gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses are excluded from Adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.